                                                                   10. (x) (C)

November 3, 1997


Tom Grimes
Executive Vice President Home
Montgomery Ward
Chicago, IL 60671

Dear Tom:

As we discussed, last Friday, October 31, 1997, the court approved our Executive Compensation Plan for Executive Committee members. A copy of the court order is attached. This package includes the pieces of your personal compensation and security plan for your position at Montgomery Ward.

Your plan includes:

     1.) Your employment agreement dated January 28, 1997 continues to have guarantees of your base salary and specified bonuses as written in the GECC agreement attached. We fully expect that these payments will be made by Montgomery Ward. But, if they are not paid by Wards, GE will pay them.

     2.)  The Wards Executive Committee Severance Plan.

     3.)  The Montgomery Ward Special Emergence Bonus Plan.

Please read your severance and emergence plan documents very carefully. Payments under these plans are considered "administrative" claims and have a very secure priority in our claims payment. If you have any questions, please contact Bob Kasenter and he will provide you with any answers.

Once you are comfortable with your participation in your plans, please sign the documents and return them to Bob.

These plans provide us with the incentives and the security we requested so that we can focus on the turnaround of our company. Now it is up to us to make it happen.

Sincerely,


/s/ Roger V. Goddu
------------------------------
Roger V. Goddu
Chairman and C.E.O.

Attachment

                                MONTGOMERY WARD
                          SPECIAL EMERGENCE BONUS PLAN


Thomas Grimes
EVP Home
Montgomery Ward


Dear Tom:

You have been selected to participate in a special Emergence Bonus Plan for members of the Montgomery Ward Executive Committee. This Plan will pay you a lump-sum bonus based upon the date we have a court approved Plan of Reorganization (POR). Your bonus potential is as follows:

                 Bonus Amount                  POR APPROVAL AS OF
               ----------------             -----------------------
                   $562,500                  April 1, 1999
                   $450,000                  October 1, 1999
                   $225,000                  After October 1, 1999


The bonus amount earned based upon the date of the POR's approval will be paid within thirty (30) days of the approval. This bonus payment will be subject to the following rules:

1. Any award under this plan will be made as a lump sum payment and will be subject to normal tax withholding.

2. In order to receive an award payment under this plan, except for a Change of Control, the participant must be actively employed by the Company upon approval of a POR from the bankruptcy court.

3. In the event of a Change of Control as defined in the Wards Executive Committee Plan, participants who are actively employed as of the date of the change of control and who are no longer employed by the company upon approval from the bankruptcy court of a POR will be eligible for an award under the plan if the separation date is within six months of the approved POR.

By copy of this letter, you are offered participation in this Special Emergence Bonus Plan. If you agree to participate and be governed by the rules of this plan, please sign your acceptance below and return this letter to Bob Kasenter.

This plan offers us an opportunity to earn a bonus for successfully doing what we want to do.....emerge from bankruptcy quickly.  With your help, we will accomplish this goal.

Sincerely,


/s/ Roger V. Goddu
Roger V. Goddu
Chairman & CEO


I have read the Wards Executive Committee Severance Plan and understand its terms and have voluntarily signed this Agreement thereby agreeing to participate in this Plan and accept its provisions.


Thomas Grimes
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          Print Executive's Name

/s/ Thomas Grimes
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          Executive's Signature


         November 6, 1997
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               Date